NSTOR FINANCIAL NEWS RELEASE

                                                                                                             nStor Technologies, Inc.
                                                                                                             6190 Corte del Cedro
                                                                                                             Carlsbad, California 92009
                                                                                                             Phone:  760-683-2500
                                                                                                             Fax:  760-683-2599

Contact:
Veena Raman
nStor Technologies, Inc.
760.683.2500
vraman@nstor.com

American Stock Exchange Accepts nStor’s Plan to Meet

Continued Listing Standards

Carlsbad, CA – March 3, 2005 -- nStor Technologies, Inc. (AMEX: NSO) said today it has received notice from the American Stock Exchange (AMEX) that it accepted nStor’s plan to regain compliance with the shareholder’s equity standard provided in Section 1003 of the Amex Company Guide.  Amex has determined that nStor’s plan demonstrates their ability to regain compliance with the continued listing standards by June 30, 2006.

On December 29, 2004, the Company received notice from the American Stock Exchange indicating that the Company is below certain of the Exchange’s continued listing standards.  In order to maintain its AMEX listing, nStor submitted a plan on January 26, 2005 outlining the actions it is currently taking that will bring it into compliance with the continued listing standards.  On February 25, 2005, the Exchange notified the Company that it has accepted the Company’s plan of compliance and granted the Company an extension of time through June 30, 2006 to regain compliance with the continued listing standards.  The Company will be subject to periodic review by Exchange Staff during the extension period, failure to make progress consistent with the plan by the end of the period could result in the Company being delisted from the American Stock Exchange.

Todd Gresham, president and CEO stated, “nStor continues to demonstrate a commitment to improve the company’s overall structure and financial condition.  Our recent announcement of the conversion of notes payable is one of several steps underway to improve shareholder equity and regain compliance with listing standards.”

About nStor Technologies, Inc.

Headquartered in Carlsbad, Calif., nStor Technologies, Inc. (AMEX: NSO) is a developer of data storage solutions that are ideally suited for both large enterprises as well as small to mid-sized businesses.  The Company's flagship controller technology and StorView software form the foundation for the NexStor family of turnkey solutions that support Microsoft Windows, Linux, UNIX and Macintosh operating environments. Designed for storage-intensive environments and mission-critical applications, nStor's products are offered in various architectures including Fibre Channel, SCSI and SATA and are focused on addressing customers' business needs and applications. The Company markets its storage solutions through a global network of OEM partners and systems integrators. For more information, visit www.nstor.com.

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This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimated," "project," "expect," "anticipate," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's inability to increase sales to current customers and to expand its customer base, continued acceptance of the Company's products in the marketplace, the Company's inability to improve the gross margin on its products, competitive factors, dependence upon third-party vendors, outcome of litigation, insufficient funding and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. nStor and StorView are registered trademarks of nStor Technologies, Inc.